                                   Attachment

Note 1: Alta California Partners II, L.P.  and Alta Embarcadero Partners II, LLC
        Alta Partners ("AP") directly and indirectly provides investment advisory services to various venture capital funds, including Alta
        California Partners II, L.P. ("ACPII") and Alta Embarcadero Partners II,
        L.P. ("AEPII"). The respective general partner and members of ACPII and
        AEPII exercise sole voting and investment powers over the shares owned by such funds. Certain principals of AP are members of Alta California
        Management Partners II, LLC (which is the general partner of ACPII) and members of AEPII. As members of such funds, they may be deemed to share voting and investment powers over the shares held by the funds. The principals of AP disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

        --------------------------------------------------------------------------------------------------------
                    Holder               Type of     Shares of Preferred Convertible   Shares of Common Stock
                                         Security               Preferred                  Issuable Upon
                                                        Stock Held by the Holder           Conversion of
                                                                                              Stock **
        --------------------------------------------------------------------------------------------------------
        Alta California Partners II,     Series B               2,194,498                    2,411,536
        L.P.
        --------------------------------------------------------------------------------------------------------
        Alta California Partners II,     Series C               1,580,038                    1,924,059
        L.P.
        --------------------------------------------------------------------------------------------------------
        Alta Embarcadero Partners II,    Series B                27,724                        30,465
        LLC
        --------------------------------------------------------------------------------------------------------
        Alta Embarcadero Partners II,    Series C                19,962                        24,308
        LLC
        --------------------------------------------------------------------------------------------------------
    **  The number of shares of Common Stock issuable upon the simultaneous conversion of multiple series of preferred stock may change due to change in rounding due to the aggregation of fractional shares. The conversion ratio for Series B is 1.0989010989011 and the ratio for
        Series C is 1.2177301509854.

Note 2: Alta BioPharma Partners II, L.P. and Alta Embarcadero BioPharma
        Partners II, LLC Alta Partners II, Inc. ("APII") directly and indirectly provides investment advisory services to various venture capital funds, including Alta BioPharma Partners II, L.P. ("ABPII") and Alta
        Embarcadero BioPharma Partners II, LLC ("AEBPII"). The respective general partner and managers of ABPII and AEBPII exercise sole voting and investment powers over the shares owned by such funds. Certain principals of APII are members of Alta BioPharma Management Partners II,
        LLC (which is the general partner of ABPII) and managers of AEBPII. As members and managers of such funds, they may be deemed to share voting and investment powers over the shares held by the funds. The principals of APII disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

        --------------------------------------------------------------------------------------------------------------
                        Holder                  Type of    Shares of Preferred Convertible  Shares of Common Stock
                                               Security               Preferred                  Issuable Upon
                                                               Stock Held by the Holder          Conversion of
                                                                                                   Stock **
        --------------------------------------------------------------------------------------------------------------
        Alta BioPharma  Partners II,  L.P.     Series E               5,167,060                    5,167,060
        --------------------------------------------------------------------------------------------------------------
        Alta Embarcadero BioPharma Partners    Series E                190,082                      190,082
        II, LLC
        --------------------------------------------------------------------------------------------------------------
    **  The number of shares of Common Stock issuable upon the simultaneous conversion of multiple series of preferred stock may change due to change in rounding due to the aggregation of fractional shares. The conversion ratio for Series E is 1.0.

Note 3: Farah Champsi
        Farah Champsi, a Director, is a managing director of Alta BioPharma
        Management Partners II, LLC (which is the general partner of Alta
        BioPharma Partners II, L.P.) ("ABPII"), and a manager of Alta
        Embarcadero BioPharma Partners II, LLC ("AEPII"). As a managing director and manager of such funds, she may be deemed to share voting and investment powers over the shares held by the funds. She is a principal of Alta Partners, but does not have voting and investment powers over the shares held by Alta California Partners II, L.P. ("ACPII") or Alta
        Embarcadero Partners II, LLC ("AEPII). She disclaims beneficial ownership of all such shares held by ABPII and AEPII, except to the extent of his proportionate pecuniary interests therein. She disclaims any beneficial ownership of all such shares held by ACPII and AEPII. She holds stock options for 120,000 shares of Common Stock; of which 20,000 shares were granted on 8/9/00 and 100,000 shares were granted on
        9/24/03. All shares subject to the option are exercisable immediately and the shares vest as follows: 1/48 of the shares vest monthly over four years beginning on the date of grant. The stock options will convert on a 1-to-1 basis.

        ------------------------------------------------------------------------------------------------------------
                    Holder       Type of Security         Shares of Preferred Convertible   Shares of Common Stock
                                                                     Preferred                  Issuable Upon
                                                             Stock Held by the Holder           Conversion of
                                                                                                   Stock **
        ------------------------------------------------------------------------------------------------------------
        Farah Champsi                Series A                         111,112                      111,112
        ------------------------------------------------------------------------------------------------------------
        Farah Champsi                Series B                         55,556                        61,051
        ------------------------------------------------------------------------------------------------------------
        Farah Champsi                 Common                          20,000                        20,000
        ------------------------------------------------------------------------------------------------------------
        Farah Champsi         Stock Options - Common Stock            20,000                        20,000
        ------------------------------------------------------------------------------------------------------------
        Farah Champsi         Stock Options - Common Stock            100,000                      100,000
        ------------------------------------------------------------------------------------------------------------
    **  The number of shares of Common Stock issuable upon the simultaneous conversion of multiple series of preferred stock may change due to change in rounding due to the aggregation of fractional shares. The conversion ratio for Series A is 1.0, Series B is 1.0989010989011 and
        Common is 1.0.

    Exhibit 4: Edward Penhoet
        Edward Penhoet, a Director, is a director of Alta BioPharma Management
        Partners II, LLC ("ABPMII")(which is the general partner of Alta
        BioPharma Partners II, L.P.) ("ABP"), and a limited partner of Alta
        BioPharma Partners II, L.P. As a director of ABPMII, he may be deemed to share voting and investment powers over the shares held by the fund. He is a principal of Alta Partners, but does not have voting and investment powers over the shares held by Alta California Partners II, L.P. or Alta
        Embarcadero Partners II, LLC. He disclaims beneficial ownership of all such shares held by ABPII and AEPII, except to the extent of his proportionate pecuniary interests therein. He disclaims any beneficial ownership of all such shares held by ACPII and AEPII. He holds stock options for 220,000 shares of Common Stock; of which 20,000 shares were granted on 8/9/00 and 200,000 shares were granted on 9/24/03. All shares subject to the option are exercisable immediately and the shares vest as follows: 1/48 of the shares vest monthly over four years beginning on the date of grant The Options will convert on a 1-for-1 basis. Each of his sons, Braden Penhoet and Stephen Penhoet, directly own 138,889 shares of Series A Preferred Stock, which will convert on a 1-to-1 basis.

        ------------------------------------------------------------------------------------------------------------------------
                    Holder         Type of Security                 Shares of Preferred Convertible    Shares of Common Stock
                                                                               Preferred                   Issuable Upon
                                                                       Stock Held by the Holder        Conversion of Stock **
        ------------------------------------------------------------------------------------------------------------------------
        Edward Penhoet                 Series B                                 222,222                      244,200
         ------------------------------------------------------------------------------------------------------------------------
        Edward Penhoet                 Series C                                 50,000                       60,887
        ------------------------------------------------------------------------------------------------------------------------
        Edward Penhoet                  Common                                  20,000                       20,000
        ------------------------------------------------------------------------------------------------------------------------
        Edward Penhoet          Stock Options - Common Stock                    20,000                       20,000
        ------------------------------------------------------------------------------------------------------------------------
        Edward Penhoet          Stock Options - Common Stock                    200,000                      200,000
        ------------------------------------------------------------------------------------------------------------------------
    **  The number of shares of Common Stock issuable upon the simultaneous conversion of multiple series of preferred stock may change due to change in rounding due to the aggregation of fractional shares. The conversion ratio for Series B is 1.0989010989011, the Series C is
        1.21773015099854 and Common is 1.0.